UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 8, 2013

ENCORE CAPITAL GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26489	48-1090909
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3111 Camino Del Rio North, Suite 1300, San Diego, California		92108
(Address of Principal Executive Offices)		(Zip Code)

(877) 445-4581

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The information disclosed under Item 5.02 below is incorporated by reference into this Item 1.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

J. Brandon Black, President and Chief Executive Officer of Encore Capital Group, Inc. (the “Company”) will leave his position as President, effective as of April 8, 2013 and his position as Chief Executive Officer, effective as of May 31, 2013, at which time, he will cease his employment with the Company. Mr. Black is expected to serve out the remainder of his term on the Company’s Board of Directors, and not to seek re-election to the Board of Directors.

Upon leaving his position as Chief Executive Officer, Mr. Black will become a consultant to the Company for a three-year period. The terms of Mr. Black’s consulting relationship with the Company are set forth in a transition and consulting letter agreement pursuant to which Mr. Black will receive three lump sum payments of $300,000, $1,826,667 and $23,333 during the course of the three-year consulting period as well as 18 monthly payments of $50,000 as compensation for his consulting services. A copy of the transition and consulting letter agreement is attached hereto as Exhibit 10.1.

Kenneth A. Vecchione will assume the office of President, effective as of April 8, 2013 and the office of Chief Executive Officer, effective as of May 31, 2013. Mr. Vecchione was also appointed as a member of the Board of Directors of the Company, effective as of April 8, 2013.

Prior to joining the Company, Mr. Vecchione, age 58, was the President and Chief Operating Officer of Western Alliance Bancorporation, a three-state banking organization based in Phoenix, Arizona, having served in such capacity beginning in 2010. From 2007 to 2010, Mr. Vecchione was the Chief Financial Officer of private equity firm Apollo Global Management, LLC and also served on the Board of Directors of Western Alliance Bancorporation. From 1998 to 2006, Mr. Vecchione held a number of positions at MBNA Corporation, a bank holding company, including that of Vice Chairman and Chief Financial Officer from 2004 to 2006. Mr. Vecchione holds a bachelor’s degree in Accounting from the State University of New York in Albany.

The terms of Mr. Vecchione’s employment are set forth in an employment offer letter pursuant to which Mr. Vecchione will receive an annual base salary of $825,000 as compensation for his services as President and Chief Executive Officer, plus eligibility to receive an annual cash bonus up to 200% of his base salary. The actual bonus payable will be based upon performance goals to be set by the Compensation Committee of the Company, in its sole discretion, after consultation with Mr. Vecchione. A copy of the employment offer letter is attached hereto as Exhibit 10.2.

A copy of the Company’s press release announcing the departure of Mr. Black as President and Chief Executive Officer and the appointment of Mr. Vecchione to replace Mr. Black is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Transition and consulting letter agreement, dated as of April 8, 2013, by and between the Company and J. Brandon Black.

10.2	Employment offer letter, dated as of April 8, 2013, by and between the Company and Kenneth A. Vecchione.

99.1	Press release of the Company, dated April 8, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE CAPITAL GROUP, INC.

Date: April 9, 2013	/s/ Paul Grinberg
Paul Grinberg
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Transition and consulting letter agreement, dated as of April 8, 2013, by and between the Company and J. Brandon Black.

10.2	Employment offer letter, dated as of April 8, 2013, by and between the Company and Kenneth A. Vecchione.

99.1	Press release of the Company, dated April 8, 2013.